Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

2 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

10,000	$13.26	2 August 2005	Rank equally
90,910	$13.32	2 August 2005	Rank equally
39,270	$13.59	2 August 2005	Rank equally
16,110	Nil	2 August 2005	Rank equally
156,290

Paid up and quoted capital:  1,867,167,534 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

3 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

23,000	$13.26	3 August 2005	Rank equally
23,000

Paid up and quoted capital:  1,867,190,534 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

4 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

7,164	Nil	4 August 2005	Rank equally
7,164

Paid up and quoted capital:  1,867,197,698 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

18 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

955	Nil	18 August 2005	Rank equally
955

Paid up and quoted capital:  1,867,769,118 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

23 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

44,000	$9.53	23 August 2005	Rank equally
41,000	$13.26	23 August 2005	Rank equally
36,288	$14.65	23 August 2005	Rank equally
400,000	$12.75	23 August 2005	Rank equally
2,546	Nil	23 August 2005	Rank equally
523,834

Paid up and quoted capital:  1,868,292,952 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

25 August 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number

Exercise Price

Allotment Date

Ranking

21,000	$13.26	25 August 2005	Rank equally
30,000	$14.65	25 August 2005	Rank equally
51,000

Paid up and quoted capital:  1,868,343,952 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat